Calculation of Filing Fee Tables
F-3
Marex Group Ltd
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	Senior Debt Securities	457(r)				0.0001381
Fees to be Paid	2	Debt	Subordinated Debt Securities	457(r)				0.0001381
Fees to be Paid	3	Other	Contingent Capital Securities	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) The Registrant is registering an indeterminate amount of the securities of each identified class for offer from time to time at indeterminate offering prices. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee. In connection with the securities offered hereby, the Registrant will pay "pay-as-you-go registration fees" in accordance with Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. This Registration Statement also covers an undeterminable amount of the registered securities that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by affiliates of the registrant. Pursuant to Rule 457(q) under the Securities Act, no separate registration fee is required for the registration of an indeterminate amount of securities to be offered solely for market-making purposes by affiliates of the Registrant. (2) An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities.

[2]	(1) The Registrant is registering an indeterminate amount of the securities of each identified class for offer from time to time at indeterminate offering prices. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee. In connection with the securities offered hereby, the Registrant will pay "pay-as-you-go registration fees" in accordance with Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. This Registration Statement also covers an undeterminable amount of the registered securities that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by affiliates of the registrant. Pursuant to Rule 457(q) under the Securities Act, no separate registration fee is required for the registration of an indeterminate amount of securities to be offered solely for market-making purposes by affiliates of the Registrant. (2) An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities.

[3]	(1) The Registrant is registering an indeterminate amount of the securities of each identified class for offer from time to time at indeterminate offering prices. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee. In connection with the securities offered hereby, the Registrant will pay "pay-as-you-go registration fees" in accordance with Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. This Registration Statement also covers an undeterminable amount of the registered securities that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by affiliates of the registrant. Pursuant to Rule 457(q) under the Securities Act, no separate registration fee is required for the registration of an indeterminate amount of securities to be offered solely for market-making purposes by affiliates of the Registrant. (2) An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date